    As filed with the Securities and Exchange Commission on February 3, 1999
                                                      Registration No. 333-70881
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ----------------

                              AMENDMENT NO. 2
                                       to
                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                ----------------
                           AMERICAN TOWER CORPORATION
             (Exact name of registrant as specified in its charter)

         Delaware                     4899                   65-0723837
     (State or other      (Primary Standard Industrial    (I.R.S. Employer
       jurisdiction       Classification Code Number)   Identification No.)
   of incorporation or
      organization)

                             116 Huntington Avenue
                          Boston, Massachusetts 02116
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                ----------------

                                STEVEN B. DODGE
                           American Tower Corporation
                             116 Huntington Avenue
                          Boston, Massachusetts 02116
                                 (617) 375-7500
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                ----------------

         Copy to:                                Copy to:
  NORMAN A. BIKALES, ESQ.                JOHN T. BOSTELMAN, ESQ.
 Sullivan & Worcester LLP                  Sullivan & Cromwell
  One Post Office Square                     125 Broad Street
Boston, Massachusetts 02109              New York, New York 10004

                                ----------------

  Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

  If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [_]

  If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [_]

                                ----------------

                      CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------
                                                 Proposed Maximum Proposed Maximum
                               Proposed Maximum   Offering Price     Aggregate
    Title of Each Class of       Amount to be          Per            Offering         Amount of
 Securities to be Registered      Registered         Security         Price(1)      Registration Fee
----------------------------------------------------------------------------------------------------
Class A Common Stock, $.01 par
 value ..................              *                *           $583,825,000      $162,304(2)
----------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------

(1) This Amendment No. 2 is filed to change the basis for the calculation of the registration fee to that provided by Rule 457(o) of the Securities Act.

(2) Previously paid with the original filing of this Registration Statement on January 21, 1999.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on the 3rd day of February, 1999.

                                          AMERICAN TOWER CORPORATION

                                          By: /s/ Steven B. Dodge*
                                          -------------------------------------
                                                     Steven B. Dodge
                                                   Chairman of the Board,
                                               President and Chief Executive
                                                          Officer

             Signature                           Title                   Date
             ---------                           -----                   ----
        /s/ Steven B. Dodge*         Chairman, President, Chief    February 3, 1999
____________________________________  Executive Officer and
          Steven B. Dodge             Director
        /s/ Joseph L. Winn*          Chief Financial Officer and   February 3, 1999
____________________________________  Treasurer
           Joseph L. Winn
      /s/ Justin D. Benincasa        Vice President and Corporate  February 3, 1999
____________________________________  Controller
        Justin D. Benincasa
 *Individually and as Attorney-in-
                Fact

          /s/ Alan L. Box*           Executive Vice President and  February 3, 1999
____________________________________  Director
            Alan L. Box

       /s/ Arnold L. Chavkin*        Director                      February 3, 1999
____________________________________
         Arnold L. Chavkin

    /s/ J. Michael Gearon, Jr.*      Executive Vice President and  February 3, 1999
____________________________________  Director
       J. Michael Gearon Jr.

         /s/ Randall Mays*           Director                      February 3, 1999
____________________________________
            Randall Mays


          /s/ Fred Lummis*           Director                      February 3, 1999
____________________________________
            Fred Lummis

       /s/ Thomas H. Stoner*         Director                      February 3, 1999
____________________________________
          Thomas H. Stoner

      /s/ Maggie Wilderotter*        Director                      February 3, 1999
____________________________________
         Maggie Wilderotter

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